                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          KIMBALL INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          KIMBALL INTERNATIONAL, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

  [X]  No fee required.

  [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

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  (2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

  (4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

  (5)   Total fee paid:

--------------------------------------------------------------------------------

  [ ]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:

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  (2)  Form, schedule or registration statement no.:

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  (3)   Filing party:

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  (4)   Date filed:

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

                           KIMBALL INTERNATIONAL, INC
                               1600 ROYAL STREET
                             JASPER, INDIANA 47549
                                 (812) 482-1600

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHARE OWNERS

                          TO BE HELD OCTOBER 20, 1998

                               ------------------

To the Share Owners of Kimball International, Inc.:

     The annual meeting of our Share Owners of KIMBALL INTERNATIONAL, INC., an Indiana corporation (the "Company"), will be held at the principal offices of the Company, 1600 Royal Street, Jasper, Indiana on Tuesday, October 20, 1998, at 9:30 A.M., Eastern Standard Time, for the following purposes:

     1. To elect twelve Directors of your Company.

     2. To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on August 17, 1998, for determining our Share Owners entitled to notice of and to vote at the meeting and any adjournments thereof. Only Share Owners of record at the close of business on that date will be entitled to vote. Voters of the shares of the Company's Class A Common Stock are entitled to elect eleven Directors and to vote upon all other matters to be presented at the meeting. Voters of the shares of the Company's Class B Common Stock are entitled to elect one Director but are not otherwise entitled to vote.

     Proxies, being solicited on behalf of the Board of Directors, are enclosed along with a return envelope which requires no postage if mailed in the United States.

     Whether or not you plan to attend the meeting, we urge you to execute and return promptly the enclosed form of proxy. If you own both shares of Class A Common Stock and Class B Common Stock, you will receive the Class A and Class B proxies in separate mailings. Each of the proxies should be returned in the envelope provided. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                                         By Order of the Board of Directors

                                              GARY P. CRITSER,
                                                 Secretary
September 9, 1998

      PLEASE EXECUTE AND DATE THE ACCOMPANYING PROXY AND MAIL IT PROMPTLY.

                          KIMBALL INTERNATIONAL, INC.
                               1600 ROYAL STREET
                             JASPER, INDIANA 47549
                                 (812) 482-1600

                               ------------------

                         ANNUAL MEETING OF SHARE OWNERS
                                OCTOBER 20, 1998

                               ------------------

                                PROXY STATEMENT

     This Proxy Statement is being mailed to our Share Owners of KIMBALL INTERNATIONAL, INC. (the "Company") on or about September 9, 1998, and is furnished in connection with the Board of Directors' solicitation of proxies to be used at the Annual Meeting of Share Owners to be held October 20, 1998, at the time and place and for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Share Owners accompanying this Proxy Statement.

     Any of our Share Owners who execute and return a proxy may revoke the proxy at any time prior to the voting thereof by either filing a written revocation with the Secretary of the Company, submitting another duly executed proxy with a later date, requesting the return of the proxy from the Secretary prior to the vote, or attending the meeting and voting in person.

     The entire cost of soliciting proxies will be borne by your Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by Directors, Officers and employees of your Company without extra compensation. Your Company will also reimburse brokerage houses, custodians, nominees and fiduciaries for actual expenses incurred in forwarding proxy material to beneficial owners.

     The Annual Report to our Share Owners for the year ended June 30, 1998, accompanies this Proxy Statement.

                               VOTING INFORMATION

     Only Share Owners of record at the close of business on August 17, 1998, will be entitled to vote at the Annual Meeting. On that date, there were outstanding 14,382,596 shares of Class A Common Stock and 26,790,107 shares of Class B Common Stock. Class A Share Owners will elect eleven Directors. Each share of Class A Common Stock is entitled to one vote with respect to the election of the eleven Directors and any other matters submitted to a vote at the meeting. Each share of Class B Common Stock is entitled to one vote with respect to the election of one Director but otherwise is not entitled to vote.

     With a quorum present at the meeting, Directors will be elected by the plurality of the votes cast by the shares entitled to vote in the election at the meeting, (i.e., the nominees receiving the highest number of votes cast in each category will be elected). The presence of a quorum requires that a majority of outstanding shares be present at the meeting by proxy or in person. Accordingly, neither the non-voting of shares nor withholding authority to vote will affect the election of Directors.

     All properly executed proxies received by the Board of Directors will be voted. In the absence of contrary direction, the Board of Directors proposes to vote the proxies FOR the election of each of the named nominees to the Board.

     The Board of Directors knows of no other matters which may come up for action at the meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy forms enclosed will vote in accordance with their judgment on such matter using the discretionary authority granted in the proxy forms.

                             SHARE OWNER PROPOSALS

     Proposals which are desired to be presented at the 1999 Annual Meeting by Share Owners of record in respect of such a meeting must be received by the Company at its principal executive offices, 1600 Royal Street, Jasper, Indiana 47549, no later than May 12, 1999. Such proposals, however, must meet certain requirements of regulations of the Securities and Exchange Commission for inclusion in the Company's Proxy Statement. Pursuant to recent amendments to the rules relating to proxy statements under the Securities Exchange Act of 1934, as amended (the Exchange Act), Share Owners of the Company are hereby notified that any Share Owner proposal not included in the Company's proxy materials for its 1999 Annual Meeting of Share Owners in accordance with Rule 14a-8 under the Exchange Act will be considered untimely for the purposes of Rules 14a-4 and 14a-5 under the Exchange Act if notice thereof is received by the Company after July 26, 1999.

                          SHARE OWNERSHIP INFORMATION

     Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial holders of such shares. Because the voting or dispositive power of certain shares listed in the following table is shared, the same securities in such cases are listed opposite more than one name in the table. The total number of shares of the Company listed in the table for the Executive Officers and Directors shown, after elimination of such duplication, is 4,768,038 shares of Class A Common Stock (33.2% of the outstanding) and 3,461,697 shares of Class B Common Stock (12.8% of the outstanding), as of the date noted below.

     Set forth in the following table are the beneficial holdings as of August 10, 1998, of the Company's Class A Common Stock and Class B Common Stock on the basis described above for each person, including nominees for election as Directors, known to your Company who may be deemed to own more than 5% of either class of your Company's outstanding shares, of all other nominees for election as Directors, and of all Directors and Executive Officers as a group:

                                                                    SHARES BENEFICIALLY OWNED(A)(B)
                                                                  ------------------------------------
                                                                     SOLE         SHARED
                                                                  VOTING AND    VOTING AND
                                                                  DISPOSITIVE   DISPOSITIVE   PERCENT
NAME                                                                 POWER         POWER      OF CLASS
----                                                              -----------   -----------   --------
HOLDERS, INCLUDING NOMINEES FOR
  ELECTION AS A DIRECTOR, OF MORE
  THAN 5% OF THE OUTSTANDING
  SHARES OF EITHER CLASS
  NOMINEES FOR ELECTION AS A DIRECTOR:
     Thomas L. Habig (d)...............................  Class A      99,864     2,032,510     14.8%
     1600 Royal Street                                   Class B     119,593       574,901      2.6%
     Jasper, Indiana 47549
     Douglas A. Habig (c)(d)...........................  Class A     948,617     1,986,343     20.4%
     1600 Royal Street                                   Class B     338,890     2,100,021      9.1%
     Jasper, Indiana 47549
     John B. Habig (d).................................  Class A     631,058     2,032,510     18.5%
     1600 Royal Street                                   Class B     286,720       574,901      3.2%
     Jasper, Indiana 47549
     James C. Thyen (c)(d).............................  Class A     254,470          None      1.8%
     1600 Royal Street                                   Class B     123,879     1,544,592      6.2%
     Jasper, Indiana 47549

                                                                    SHARES BENEFICIALLY OWNED(A)(B)
                                                                  ------------------------------------
                                                                     SOLE         SHARED
                                                                  VOTING AND    VOTING AND
                                                                  DISPOSITIVE   DISPOSITIVE   PERCENT
NAME                                                                 POWER         POWER      OF CLASS
----                                                              -----------   -----------   --------
  OTHERS:
     Arnold F. Habig(f)................................  Class A     840,686     1,245,292     14.5%
     1600 Royal Street                                   Class B     522,247        49,364      2.1%
     Jasper, Indiana 47549
     The Kimball International, Inc....................  Class A        None          None      None
     Retirement Plan(f)                                  Class B   1,544,592          None      5.8%
     Springs Valley Bank & Trust Co. -- Trustee
     1500 Main Street
     Jasper, Indiana 47546
     A. C. Sermersheim Family..........................  Class A     811,000          None      5.6%
     Limited Partnership(g)                              Class B     373,576          None      1.4%
     1113 West 14th Street
     Jasper, Indiana 47546
     Barbara J. Habig(f)...............................  Class A     724,815          None      5.0%
     4949 Lampkins Ridge Road                            Class B     135,200          None       (e)
     Bloomington, IN 47401
OTHER NOMINEES:
     Ronald J. Thyen(d)................................  Class A     232,674          None      1.6%
                                                         Class B     159,241          None       (e)
     Dr. Jack R. Wentworth.............................  Class A        None          None      None
                                                         Class B       2,870          None       (e)
     John T. Thyen(d)..................................  Class A     268,310          None      1.9%
                                                         Class B     126,849          None       (e)
     Brian K. Habig(d).................................  Class A     298,635          None      2.1%
                                                         Class
                                                         B......      59,704          None       (e)
     Gary P. Critser(d)................................  Class A       1,900          None       (e)
                                                         Class
                                                         B......      72,288         9,490       (e)
     Christine M. (Tina) Vujovich......................  Class A        None          None      None
                                                         Class
                                                         B......       2,144          None       (e)
     Alan B. Graf, Jr. ................................  Class A        None          None      None
                                                         Class B       6,573          None       (e)
     Polly B. Kawalek..................................  Class A        None          None      None
                                                         Class B         898          None       (e)
All Executive Officers and Directors as a Group (14
  persons)(c)(d).......................................  Class A   2,735,528     2,032,510     33.2%
                                                         Class B   1,332,714     2,128,983     12.8%

---------------
(a) Includes shares owned by spouse and children living in the household of the individuals listed. Beneficial ownership is disclaimed as to such shares and as to all other shares over which the named person does not have full beneficial rights.

(b) Class A Common Stock is convertible at the option of the holder to Class B Common Stock on a share-for-share basis. Amounts are reported and percentages are calculated on an unconverted basis.

(c) Douglas A. Habig and James C. Thyen are among members of the Advisory Committee of the Company's Retirement Plan. The Plan owns 1,544,592 shares of Class B Common Stock. The Committee has the power to instruct the Trustee as to the voting and disposition of these shares. The shares held by the Plan are included in shares shown in the above table. The shares shown for the Plan and other shares shown elsewhere in this Proxy Statement include additional shares issued from the two-for-one stock split effective November 12, 1997.

(d) Class B shares include the following shares, including stock appreciation rights, subject to acquisition by exercise of stock options within sixty days; Thomas L. Habig 37,000 shares; Douglas A. Habig and James C. Thyen 13,000 shares each; John B. Habig and Ronald J. Thyen 41,000 shares each; John T. Thyen 45,000 shares; Gary P. Critser 11,000 shares; Brian K. Habig 24,000 shares; and all Executive Officers and Directors as a group 250,564 shares. The percentage of Class B Share Owners by each person, or group, are determined by including in the number of Class B shares outstanding those Class B shares issuable to such person or group, assuming exercise of stock options within sixty days.

(e) Totals are under one percent of the outstanding class of stock.

(f) This information is derived from notification received by the Company on
    Schedule 13G or other communications.

(g) This information is derived from notification received by the Company on
    Schedule 13D and other communications. As disclosed in the Schedule 13D, Jane M. Hackman, Shirley A. Lewis and Ronald J. Sermersheim each have joint voting and dispositive power of the shares listed. In addition, Ms. Hackman, Ms. Lewis and Mr. Sermersheim each vote individually and own on a direct basis, or through additional family partnerships, a total of 401,456 shares of Class A Common Stock and 1,128,040 shares of Class B Common Stock.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, twelve Directors, constituting the full Board, are to be elected to hold office until the next Annual Meeting of our Share Owners or until their successors are duly elected and qualified. Holders of shares of the Company's Class A Common Stock are entitled to elect eleven Directors, and holders of shares of the Company's Class B Common Stock are entitled to elect one Director. Each nominee is now a Director of the Company. If any such nominee shall be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies. The Board of Directors has no reason to believe that any such nominee will be unable to serve. The nominees are:

                       NOMINEES FOR ELECTION AS DIRECTORS
                       BY HOLDERS OF CLASS A COMMON STOCK

                                                                                             DIRECTOR
NAME                                                   PRINCIPAL OCCUPATION                   SINCE
----                                                   --------------------                  --------
Douglas A. Habig(a)..................  Chairman of the Board of Directors and Chief            1973
                                       Executive Officer of your Company; age 51
Thomas L. Habig(a)(c)................  Vice Chairman of the Board of Directors of your         1950
                                       Company; age 70
James C. Thyen(b)....................  President of your Company; age 54                       1982
John B. Habig(a).....................  Senior Executive Vice President, Operations Officer,    1956
                                       Electronics of your Company; age 65
Ronald J. Thyen(b)...................  Senior Executive Vice President, Operations Officer,    1973
                                       Furniture and Cabinets of your Company; age 61
Brian K. Habig(c)....................  Executive Vice President, Sales and Marketing,          1992
                                       Kimball Office Group of your Company; age 41
John T. Thyen(b).....................  Senior Executive Vice President, Marketing and Sales    1990
                                       of your Company; age 59
Gary P. Critser......................  Senior Executive Vice President, Secretary,             1990
                                       Treasurer of your Company; age 61
Christine M. (Tina) Vujovich.........  Vice President, Worldwide Marketing, Bus and Light      1994
                                       Commercial Automotive and Environmental Management,
                                       Cummins Engine Co., Inc.; also Director of Irwin
                                       Union Bank & Trust Co., a banking subsidiary of
                                       Irwin Financial Corporation; age 46
Alan B. Graf, Jr. ...................  Executive Vice President and Chief Financial            1996
                                       Officer, FDX Corporation; age 44
Polly B. Kawalek.....................  Vice President of The Quaker Oats Company and           1997
                                       President, Hot Breakfast Division, The Quaker Oats
                                       Company; age 43

                        NOMINEE FOR ELECTION AS DIRECTOR
                       BY HOLDERS OF CLASS B COMMON STOCK

                                                                                             DIRECTOR
NAME                                                   PRINCIPAL OCCUPATION                   SINCE
----                                                   --------------------                  --------
Dr. Jack R. Wentworth................  Arthur M. Weimer Professor Emeritus of Business         1984
                                       Administration, Indiana University; former Dean of
                                       the Kelley School of Business, Indiana University;
                                       also Director of Lone Star Industries, Inc. and
                                       Market Facts, Inc.; age 70

---------------
(a) Thomas L. Habig, Douglas A. Habig and John B. Habig are brothers.

(b) Ronald J. Thyen, James C. Thyen and John T. Thyen are brothers.

(c) Brian K. Habig is the son of Thomas L. Habig.

     In December 1997 your Board of Directors amended the By-laws of the Company to increase the number of Directors from eleven to twelve and elected Polly B. Kawalek to the Board as a representative of Class A Share Owners. Ms. Kawalek has been an employee of The Quaker Oats Company for nineteen years and since 1982 has held various management positions with the Company. Beginning in 1992 Ms. Kawalek was Vice President of the Wholesome Variety Unit of the Company. During 1994 Ms. Kawalek's responsibilities changed to President of The Quaker Snacks Group. Ms. Kawalek became President of The Hot Breakfast Division in 1996. In 1998 Ms. Kawalek was appointed Vice President of The Quaker Oats Company in addition to her duties as President of The Hot Breakfast Division.

     Each of the other eleven nominees is also currently a Director of the Company and has been employed for more than the past five years by the same employer in the capacity shown above, or some other executive capacity, except for Alan B. Graf, Jr. Mr. Graf has been an employee of FDX Corporation through the Federal Express Corporation since 1980. In 1987 Mr. Graf was appointed Vice President, in 1991 Senior Vice President and Chief Financial Officer, and in 1996 to the position of Executive Vice President and Chief Financial Officer of Federal Express Corporation. During 1998 Mr. Graf was named Executive Vice President and Chief Executive Officer of FDX Corporation, the corporate holding company for Federal Express Corporation, RPS, Roberts Express, Viking Freight, and Caliber Logistics. Mr. Graf is also a member of the five-person Executive Committee of FDX Corporation responsible for planning and executing all service functions of the corporation and its subsidiaries.

          INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

     Your Board has four standing Committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Stock Option Committee. The Executive Committee currently consists of Thomas L. Habig, Douglas A. Habig, James C. Thyen, John B. Habig, Ronald J. Thyen, John T. Thyen and Gary P. Critser. The By-Laws of the Company provide, except to the extent limited by Indiana law, that the Executive Committee may exercise during the intervals between the meetings of the Board all powers of the Board of Directors with reference to the conduct of the business of your Company. During the 1998 fiscal year the Board of Directors met six times, while the Executive Committee met four times.

     The Audit Committee consists of four members of the Board: Christine M. Vujovich (Chairperson), Dr. Jack R. Wentworth, Alan B. Graf, Jr., and Polly B. Kawalek, who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, free from any relationship that would interfere with the exercise of independent judgment as a Committee member. The Committee, which met two times during the 1998 fiscal year, annually recommends to the Board of Directors the appointment of a firm of independent auditors and reviews with the independent auditors and approves the plan and scope of their audit for each fiscal year. The Committee also reviews with the independent auditors the adequacy of internal accounting and financial controls and reviews directly with the Company's Audit and Management Services Department the activities of the department and the results of their internal control reviews and tests. In addition, the Committee reviews all fees paid to the independent auditors and approves fees paid to the independent auditors for non-audit services, if the fees exceed a limit set by the Committee.

     The members of the Compensation Committee are: Douglas A. Habig (Chairperson), Dr. Jack R. Wentworth, Christine M. Vujovich, James C. Thyen, and Gary P. Critser. The Committee's responsibilities consist of making all determinations with respect to the compensation of the Chief Executive Officer and to establish and maintain general compensation policies with respect to all other Executive Officers of your Company. Members of the Committee also serve as the Stock Option Committee of your Company's 1987 and 1996 Stock Incentive Programs. The Compensation and Stock Option Committees each met once during fiscal year 1998.

     All Directors receive compensation of $16,000 per year. Directors who are not Company employees receive an additional $2,000 for each meeting attended. Directors who are Company employees receive an additional $1,500 for each meeting attended. The Chairperson of the Audit Committee of the Board of Directors receives $3,500 per meeting, and other Audit Committee members receive $2,500 per meeting. Members of the Compensation Committee who are not Company employees receive $1,000 per meeting. Members of the Executive Committee and the Stock Option Committee receive no additional compensation for their service on these committees.

     Your Company maintains the 1996 Director Stock Compensation and Option Plan, approved by Share Owners at the 1996 Annual Meeting, which allows Directors to receive all or part of their annual retainer and meeting fees in shares of Class B Common Stock and to receive grants of nonqualified stock options in connection with that election.

     All Directors during fiscal year 1998 attended in excess of 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which the Directors serve except for Christine M. (Tina) Vujovich who attended 70% of such meetings.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that certain of the Company's Directors, Officers and Share Owners file with the Securities and Exchange Commission and the Company an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of such forms received by the Company and written representation from the Directors and Officers that no other reports were required, the Company is unaware of any instances of noncompliance, or late compliance, with such filings during the fiscal year ended June 30, 1998.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows, for the fiscal years indicated, the aggregate cash compensation, including incentive compensation, paid by your Company to the Chief Executive Officer and each of the four other most highly compensated Executive Officers of your Company during the years ended June 30, 1998, 1997 and 1996:

SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                             ANNUAL COMPENSATION                 COMPENSATION
                                 --------------------------------------------    ------------
                                                                                  SECURITIES
                                                                 OTHER ANNUAL     UNDERLYING      ALL OTHER
                                          SALARY      BONUS      COMPENSATION    OPTIONS/SARS    COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR      ($)         ($)          ($)(1)           (#)            ($)(2)
---------------------------      ----     ------      -----      ------------    ------------    ------------
Douglas A. Habig.............    1998    $304,800    $289,200      $35,872          13,000         $39,535
  Chairman of the Board and      1997     279,600     318,324       37,847          12,000(3)       38,572
  Chief Executive Officer        1996     264,600     258,045       36,271          12,000(3)       28,868
Thomas L. Habig..............    1998    $259,400    $236,322      $43,227          13,000         $46,208
  Vice Chairman of the Board     1997     251,400     269,148       37,723          12,000          42,685
                                 1996     241,300     224,764       40,018          12,000          31,009
James C. Thyen...............    1998    $268,400    $242,988      $43,119          13,000         $34,888
  President                                                                            557(4)
                                 1997     243,200     265,376       37,984          10,000(3)       33,567
                                                                                       262(4)
                                 1996     228,200     215,074       40,632          10,000(3)       24,775
John B. Habig................    1998    $248,000    $216,324      $60,771          11,000         $39,023
  Senior Executive               1997     227,800     238,100       48,134          10,000          35,866
  Vice President,                1996     215,200     192,387       43,956          10,000          26,050
  Operations Officer,
  Electronics
John T. Thyen................    1998    $248,000    $213,360      $41,532          11,000         $34,653
  Senior Executive                                                                     435(4)
  Vice President,                1997     227,800     234,904       39,790          10,000          32,416
  Marketing and Sales            1996     215,200     190,164       32,753          10,000          23,876

---------------
(1) Includes Director fees, and, along with other Officers and certain employees, executive tax assistance program, supplemental group medical and life insurance, and automotive allowances.

(2) For 1998 includes, on behalf of the named individuals, all other compensation as follows:

                                                    COMPANY PAYMENTS        SPLIT-DOLLAR
                                                    TO RETIREMENT AND      LIFE INSURANCE
                                                  SUPPLEMENTAL EMPLOYEE       PREMIUM
                                                    RETIREMENT PLANS           VALUE
                                                  ---------------------    --------------
Thomas L. Habig...............................           $29,082              $17,126
Douglas A. Habig..............................           $34,009              $ 5,526
James C. Thyen................................           $29,219              $ 5,669
John B. Habig.................................           $26,870              $12,153
John T. Thyen.................................           $26,948              $ 7,705

---------------
(3) Shares shown are stock ownership equivalents.

(4) Shares shown are shares granted under the Company's 1996 Director Stock Compensation and Option Plan.

CASH BONUS PLANS

     Your Company has a Profit Sharing Bonus Plan in which all Executive Officers and eligible salaried employees participate. Effective July 1, 1996, the Plan was amended and is now based on an "Economic Value Added" or "EVA" philosophy whereby the Company's cost of capital is deducted from income to arrive at an Economic Profit. (EVA is a registered trademark of Stern Stewart & Co.) The Compensation Committee believes that changes in Economic Profit correlate with long-term Share Owner value. The amount of bonus earned during a fiscal year is based upon achieving predetermined Economic Profit levels. The Economic Profit levels required to achieve bonus are based in part on external benchmarks.

     Capital from which the cost of capital is computed includes all assets deployed (with certain adjustments to reflect current economic costs) less current liabilities. Capital computed for the individual business unit Plans excludes all cash and cash investments while capital computed for the Officers' Plan includes these less productive assets. This motivates the business units to generate cash and the Officers to seek out and deploy the Company's cash and cash investments in business investments that generate returns in excess of your Company's cost of capital.

     The plan is structured whereby eligible employees with increasingly higher levels of responsibility to impact profitability have a greater percentage of their total compensation at risk, allowing for a greater incentive to increase Economic Profit. The Plan is also designed to pay bonuses at an increasing percent of base salary the higher the Economic Profit that is achieved; so higher levels of Economic Profit result in a greater amount of each dollar of profit being paid out in bonus than at lower profit levels, again providing a greater incentive to increase Economic Profit. Once a minimum threshold of Economic Profit is attained, eligible employees may earn bonuses ranging from 4% to 100% of base salary. Officers, including Executive Officers, may earn a bonus ranging from 20% to 100% of base salary. The Plan is also structured whereby business unit and group participants may earn a higher bonus as a percent of salary than Officers.

     Because no single incentive plan is perfect and special situations occur where an individual achievement may not be adequately recognized by the Profit Sharing Bonus Plan, there is a Supplemental Bonus Plan reviewed and approved on an annual basis by your Board of Directors where a maximum of 2.4% of the Company's overall annual net income (before bonuses paid pursuant to the Company's Profit Sharing Bonus Plan) may be designated as supplemental bonuses to those eligible employees, at the discretion of the Chairman of the Board, Vice Chairman of the Board, and President. The 2.4% is an effective 1.5% on a comparative pre-tax basis. Any award to the Chief Executive Officer under this Supplemental Bonus Plan must be approved and awarded by the Compensation Committee of the Board of Directors.

     Under your Company's bonus plans, with certain exceptions, bonuses are accrued annually and paid in five installments over the succeeding fiscal year. Except for provisions relating to retirement, death and permanent disability, participants must be actively employed on each payment date to be eligible to receive the bonus.

RETIREMENT PLANS

     Your Company maintains a defined contribution retirement plan with a 401(k) provision for all eligible domestic employees. The Plan provides for voluntary employee contributions as well as a discretionary annual Company contribution as determined by the Board of Directors based on income of the Company as defined in the Plan. Each eligible employee's Company contribution is defined as a percent of eligible compensation, the percent being identical for all eligible employees, including Executive Officers. Participant accounts are fully vested after seven years of participation. All Executive Officers were fully vested at June 30, 1998. The Retirement Trust account is fully funded and fully vested. For those eligible employees who, under the 1986 Tax Reform Act, are deemed to be highly compensated, their individual Company contribution under the retirement plan is reduced. For employees who are eligible, there is a nonqualified, unfunded Supplemental Employee Retirement Plan (SERP) in which your Company contributes to the account of each individual an amount equal to the reduction in the contribution under the defined contribution retirement plan arising from the provisions of the 1986 Tax Reform Act.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS IN 1998
                          ------------------------------------------------------       POTENTIAL REALIZED
                                         % OF TOTAL                                     VALUE AT ASSUMED
                           NUMBER OF     OPTIONS/SAR                                  ANNUAL RATES OF STOCK
                           SECURITIES    GRANTED TO    EXERCISE                      PRICE APPRECIATION FOR
                           UNDERLYING     EMPLOYEES       OR                          TERM OF THE OPTION(1)
                          OPTIONS/SAR     IN FISCAL     STRIKE        EXPIRATION   ---------------------------
NAME                      GRANTED (#)       YEAR       PRICE ($)         DATE         5% ($)        10% ($)
----                      -----------    -----------   ---------      ----------      ------        -------
Thomas L. Habig..........    13,000         2.2%        $21.825         8/24/07        $178,425       $452,179
Douglas A. Habig.........    13,000         2.2%        $21.825         8/24/07        $178,425       $452,179
John B. Habig............    11,000         1.9%        $21.825         8/24/07        $150,975       $382,613
James C. Thyen...........       462          .1%        $20.555        10/27/02          $2,623         $5,796
                             13,000         2.2%        $21.825         8/24/07        $178,425       $452,179
                                 95           --        $23.56          4/26/03            $618         $1,366
John T. Thyen............    11,000         1.9%        $21.825         8/24/07        $150,975       $382,613
                                388          .1%        $20.555        10/27/02          $2,203         $4,868
                                 47           --        $23.56          4/26/03            $306           $676
All Optionees............   588,889         100%        $21.82 (2)      8/24/02      $4,366,000    $10,118,000
                                                                        through
                                                                        8/24/07
All Share Owners(3)......       N/A          N/A        N/A                 N/A    $305,800,000   $694,000,000
All Optionees' potential
  gain as a percent of
  all Share Owner gain...                                                                  1.4%           1.5%

---------------
(1) Potential realizable values are based upon assumed rates of appreciation prescribed by the Securities and Exchange Commission. Under these rules it is assumed the Company's Class B Common Stock will appreciate in value from the date of grant to the end of the award term at annualized rates of 5% and 10%. The 5% and 10% rates prescribed by the Securities and Exchange Commission are not intended to forecast possible future appreciation of the Company's stock.

(2) Weighted average per share exercise price of all options issued in fiscal year ended June 30, 1998.

(3) The amounts shown represent a hypothetical return to all holders of your Company's Common Stock, assuming that all Share Owners purchased their shares at a per share purchase price of $21.82, the weighted average of the exercise prices for all options granted during the period, and that all Share Owners hold the shares continuously for the average term of the options. The amounts were computed based upon 41,211,535 shares outstanding at June 30, 1998. The computed increase in market value to Share Owners is shown for comparative purposes only. It is not a prediction of future stock appreciation.

     Your Company's 1996 Stock Incentive Program (1996 Plan) was approved by Share Owners at the October 1996 Annual Meeting replacing the 1987 Stock Incentive Program. The 1996 Plan permits a variety of benefits consisting of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards and Performance Shares. All Incentive Stock and Nonqualified Stock Options issued were granted at 100% of fair market value on date of grant. Options generally become exercisable two years from date of grant and expire five years from date of grant. For certain Senior Executive Officers, options issued during the 1998 fiscal year expire ten years from date of grant. All options issued have certain provisions relating to termination of employment by reason of disability or retirement and provisions regarding death of the option's holder. Under certain circumstances the options may be forfeited.

     Options granted during 1998 include 478,500 shares of Incentive Stock Options, and 106,000 shares of Nonqualified Stock Options with Stock Appreciation Rights issued under the 1996 Stock Incentive Program, and 4,389 shares of Nonqualified Stock Options issued under the 1996 Director Stock Compensation and Option Plan. Shares issued to the five named individuals are Nonqualified Stock Options with Stock

Appreciation Rights. James C. Thyen and John T. Thyen also received Nonqualified Stock Options under the 1996 Director Stock Compensation and Option Plan.

     Stock options and stock ownership equivalent awards only produce value to Executives if the price of your Company stock appreciates, thereby increasing the link of interest of Executives with those of Share Owners.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

     The following table sets forth information with respect to the named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of this fiscal year:

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT              IN-THE-MONEY OPTIONS AT
                              SHARES                          YEAR END 1998 (#)           YEAR END 1998 ($)(1)
                           ACQUIRED ON       VALUE       ---------------------------   ---------------------------
NAME                       EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       ------------   ------------   -----------   -------------   -----------   -------------
Thomas L. Habig..........     23,000        $164,935       25,000         12,000        $ 64,260       $ 52,260
Douglas A. Habig.........       None            None       13,000         47,000(2)           --       $223,955
John B. Habig............       None            None       40,000         10,000        $142,525       $ 43,550
James C. Thyen...........       None            None       13,000         39,000(2)         None       $186,124
                                                                             819              --           None
John T. Thyen............      5,000        $ 16,625       35,000         10,435        $125,900       $ 43,550

---------------

(1) Based on the NASDAQ quoted closing price as published in the Wall Street Journal for the last business day of the fiscal year ($18.125 per share).

(2) Securities are stock ownership equivalents.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

     Your Company applies a consistent philosophy to compensation for all employees, including senior management. The goal of the Compensation Program is to align compensation with business objectives and performance as a key link in increasing Share Owners' value. The Committee's responsibility as delegated by the Board of Directors is to establish the general compensation policies with respect to your Company's Executive Officers and to make all determinations with respect to the compensation of the Company's Chief Executive Officer. The members of the Committee are also members of the Stock Option Committee of the Company's 1987 and 1996 Stock Incentive Programs.

COMPENSATION PHILOSOPHY

     Since its founding, Kimball International has linked all employees' compensation to the financial success of your Company. Through the use of incentives, including commissions, profit sharing bonuses, a defined contribution retirement plan funded in part through a percentage share of corporate profits, a retirement plan trust investment in Company stock, and a stock option plan, all employees are linked in a common interest with Share Owners in the Company's short and long-term performance. Total compensation is viewed as more than cash payments and unrelated pieces. The total compensation package is planned and managed to keep various elements of compensation in balance to help maintain the link of a common interest with Share Owners.

     This basic philosophy is acknowledged in your Company's Guiding Principles communicated to all employees which state in part:

          "Profits are the ultimate measure of how efficiently and effectively we serve our customers and are the only true source of long-term job security. Profitability and financial resources give us the freedom to shape our future and achieve our vision."

and

          "We want employees to share in their Company's success, both financially and through personal growth and fulfillment."

     Our philosophies are translated into practice through specific compensation plans. In this regard, every Kimball International employee has a portion of his or her compensation linked to Company performance.

     Most production employees are paid, either on an individual basis or through team participation, incentives based upon units of production. Compensation rises and falls with success in improving productivity and production processes. Holiday and vacation compensation is tied directly to incentive compensation.

     Field sales personnel compensation includes commissions related to sales. Compensation rises and falls with success in making sales.

     Salaried employees at all levels participate in a common Profit Sharing Bonus Plan. This Plan links to Economic Profit. It is believed the link to Economic Profit for the Incentive Bonus Plan will help focus our decision makers on the most effective use of capital and will improve the focus of providing excellent returns on the investments of you, our Share Owners. Under our Profit Sharing Bonus Plan, bonuses are paid only if we create Share Owner value through Economic Profit. Economic Profit is defined in the Cash Bonus Plans section of this Proxy Statement. The Profit Sharing Bonus Plan goals are based in part on external benchmarks as guidelines which help to assure a consistent focus and reasonable benchmark on providing these returns. Further, the Plan places a proportionately higher share of compensation at risk at each level of management.

     Key personnel participated in the 1987 Stock Incentive Program and are now participating in the 1996 Stock Incentive Program, strengthening the link to a common interest with Share Owners.

     The Retirement Plan for all employees is funded in part through Company contributions directly related to Company profitability. In addition, all employees who are eligible to participate in the Plan are indirectly Share Owners through the 1,544,592 shares of your Company stock held in the Retirement Trust.

     The Cash Bonus Plans, Stock Incentive Programs, and Retirement Plans are described elsewhere in this Proxy Statement.

     Combining the Profit Sharing and Supplemental Bonus Plans for short-term incentive and the 1987 and 1996 Stock Incentive Plans for long-term incentive, a total of approximately 115 managers, including senior management, have in excess of 50% of their total potential compensation tied to Company performance related to profitability and Share Owners' returns.

     The Committee believes that your Company's historical and ongoing strategy of strongly linking compensation of all employees to Company financial performance serves in the best interests of Share Owners by enabling employees to share in Company risk and success. It is the Committee's intent to continue this strategy, refining programs consistent with changing business needs, to assure a continuing commitment to financial success.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     In the context of historical practice, the annual salary of the Chief Executive Officer is based upon numerous subjective factors, including responsibility level, overall conduct of corporate affairs, and leadership in progress towards achieving strategic objectives. The Committee does not target any specific quartile of public survey data for any component of the Chief Executive Officer's total compensation, nor does it utilize any specific target or formula. While the Committee does review compensation of the Chief Executive Officers of other manufacturing companies of similar size in sales, there is no special attempt to set Mr. Habig's compensation in any particular relationship to the comparative data. In consultation with Thomas L. Habig, (with the Chief Executive Officer absent from this portion of the meeting and not voting), the Committee, based on factors discussed above, unanimously increased Douglas A. Habig's salary during July 1997 from an annualized base of $280,800 to $306,800. The increase in salary was also linked to Mr. Habig's election by the Board of Directors to the position of Chairman of the Board, in addition to his Chief Executive Officer responsibilities.

     Under your Company's Profit Sharing Bonus Plan described elsewhere in this Proxy Statement, the Chief Executive Officer's bonus for 1998 amounted to 57% of 1998 salary, while under this Plan the percent earned was 68% and 57% in 1997 and 1996 respectively. Under the Supplemental Bonus Plan, also described elsewhere in this Proxy Statement, for 1998 the Committee, in consultation with Thomas L. Habig, (with the Chief Executive Officer absent from this portion of the meeting and not voting), unanimously awarded Douglas A. Habig a bonus of $112,500. Under this Plan, Mr. Douglas A. Habig was awarded $125,000 in 1997 and $105,000 in 1996. These awards were based upon the Committee's subjective evaluations of Mr. Habig's job performance, leadership in the planning and implementation of the Company's strategic objectives, and profitability trends, which are both short and long-term measures. The Company's Chairman and Chief Executive Officer, Vice Chairman, and President establish the salaries and supplemental bonuses of the Company's other Executive Officers.

     As described elsewhere within this Proxy Statement, during your Company's 1998 fiscal year, the Stock Option Committee granted options under the 1996 Stock Incentive Program to key Executives and other key employees. Because Mr. Douglas A. Habig is a member of the Stock Option Committee, thus is not eligible to be awarded options by the Stock Option Committee, the Committee (with Mr. Habig not voting) unanimously recommended to the Board of Directors that Mr. Habig be awarded 13,000 shares in the form of a Nonqualified Stock Option described elsewhere in this Proxy Statement. The Board of Directors unanimously concurred with the recommendation. The stock option granted to Mr. Habig was made in coordination with stock options issued to other executives and key employees. Options issued to the Executives and other Company employees by the Stock Option Committee are generally based on level of individual responsibility. Thus, taking into consideration the cash bonus which can be earned under the Company's Profit Sharing and Supplemental Bonus Plans and stock options, over one-half of the total potential compensation of the Chief Executive Officer, as well as the other four named Executive Officers, are tied directly into performance related to profitability and your Company's stock price.

OTHER

     The Committee has also considered the potential effect of the Revenue Reconciliation Act of 1993 on Executive compensation. The Committee believes that in the foreseeable future, none of the Company's Officers covered under the law will have annual compensation in excess of $1 million. Thus, all compensation will be deductible for tax purposes. The Committee will continue to monitor your Company's compensation program in relation to the Act.

     At the June 1997 Board meeting, the Board of Directors approved a plan of a long-term requirement regarding ownership of your Company stock by its key decision-makers, including members of the Board of Directors and Executive Officers. The Committee is also cognizant of the significant amount of shares of your Company stock presently owned by the Chief Executive Officer and the other four reporting Executive Officers. This policy regarding share ownership and the present significant shareholdings of the Chief Executive Officer and other four reporting Officers helps assure a strong link with the common interest of Share Owners in the Company's long-term success.

     The Committee, in its June 1998 meeting, unanimously approved the Economic Profit targets under the Company's 1999 fiscal year Profit Sharing Bonus Plan.

COMPENSATION COMMITTEE

Douglas A. Habig (Chairperson)  James C. Thyen
Dr. Jack R. Wentworth           Gary P.
                                Critser
Christine M. (Tina) Vujovich

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Douglas A. Habig is Chairman of the Board and Chief Executive Officer and a brother of Thomas L. Habig, Vice Chairman of the Board, and John B. Habig, Senior Executive Vice President, Operations Officer, Electronics, of your Company. James C. Thyen, President, is a brother of John T. Thyen and Ronald J. Thyen, Senior Executive Vice Presidents of your Company. Gary P. Critser is a Senior Executive Vice President, Secretary, and Treasurer of your Company. Dr. Jack R. Wentworth and Christine M. (Tina) Vujovich are Directors of your Company and are not employees.

     Certain Executive Officers and Directors of the Company, including Messrs. Habig, Thyen and Critser, as a group, own beneficially (including shares held by spouses and minor children of which beneficial ownership is disclaimed) 9.9% of the outstanding shares of SVB&T Corp., the holding company of Springs Valley Bank and Trust Co., French Lick and Jasper, Indiana ("the Bank"). In addition, the Company's Retirement Trust owns beneficially 19.4% of the outstanding stock of the holding company. The Bank is a principal depository of the Company. It also serves and receives fees as trustee of certain Company employee benefit programs. Executive Management of your Company believes that the terms of the above-described transactions with the Bank are as favorable as available from other sources.

                               PERFORMANCE GRAPH

     The graph below compares the cumulative total return to Share Owners on the Common Stock of your Company from June 30, 1993, through June 30, 1998, the last business day in the respective fiscal years, to the cumulative total return of the S&P Midcap 400 Index and the NASDAQ U.S. Composite Index for the same period of time. Your Board of Directors does not believe that any published specific industry or line-of-business index adequately represents the current operations of your Company or that it can identify a peer group that merits comparison. The graph assumes $100 is invested in your Company stock and each of the two indexes at the closing market quotations on June 30, 1993, and that dividends are reinvested. The performances shown on the graph are not necessarily indicative of future price performance.

                               Performance Graph

----------------------------------------------------------------------------------------
                                      1993     1994     1995      1996     1997     1998
----------------------------------------------------------------------------------------
Kimball International, Inc.          100.0     82.0     99.3     104.3    156.1    144.9
----------------------------------------------------------------------------------------
S&P Midcap 400 Index                 100.0     99.9    122.3     148.7    183.3    233.1
----------------------------------------------------------------------------------------
NASDAQ U.S. Composite Index          100.0    101.0    134.8     173.0    210.4    277.7
----------------------------------------------------------------------------------------

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP, independent certified public accountants, examined the Company's financial statements for the year ended June 30, 1998, and also for the prior eighteen fiscal years. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions. Arthur Andersen LLP has been selected as the Company's independent auditors for the 1999 fiscal year.

                                          By Order of the Board of Directors

                                          GARY P. CRITSER, Secretary

September 9, 1998

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS                      PROXY
                                                             (For Class A Stock)

                          KIMBALL INTERNATIONAL, INC.

I appoint Thomas L. Habig, James C. Thyen, and Douglas A. Habig, and each of them, each with full power of substitution, as Proxies to vote all shares of CLASS A COMMON STOCK of Kimball International, Inc. standing in my name on its books at the close of business on August 17, 1998, at the annual meeting of its share owners to be held at the principal offices of the Company located at 1600 Royal Street, Jasper, Indiana, at 9:30 A.M., Eastern Standard Time, on Tuesday, October 20, 1998, and at any adjournments thereof, with respect to the following matters:

This Proxy when properly executed will be voted in the manner directed by the undersigned share owner.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. PLEASE MARK BOX [ ] OR [X]

1. ELECTION OF DIRECTORS  [ ] FOR all nominees listed  [ ] WITHHOLD AUTHORITY
                              below (except as marked      to vote for all the
                              to the contrary below)       nominees listed below

   Thomas L. Habig, Douglas A. Habig, James C. Thyen, John B. Habig, Ronald J. Thyen, Christine M. "Tina" Vujovich, Brian K. Habig, John T. Thyen, Alan B. Graf, Jr., Polly B. Kawalek, and Gary P. Critser


   (INSTRUCTION:   To withhold authority to vote for any individual nominee,
                   write that nominee's name on the space provided below.)

                   ___________________________________________________


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                         (PLEASE DATE AND SIGN BELOW.)

THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.


                                  Date:  ________________________________, 1998

                                  ______________________________________________
                                                   (Signature)

                                  ______________________________________________
                                                   (Signature)

                                  (If stock is registered in the name of more than one person, the Proxy should be signed by all named owners. If signing as attorney, executor, administrator, trustee, guardian, corporate official, etc., please give full title as such.)

                          KIMBALL INTERNATIONAL, INC.

                                     PROXY
                              (FOR CLASS B STOCK)

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


I appoint Thomas L. Habig, James C. Thyen, and Douglas A. Habig, or any one or more of them, each with full power of substitution, as Proxies to vote all shares of CLASS B COMMON STOCK of Kimball International, Inc., standing in my name on its books at the close of business on August 17, 1998, at the annual meeting of its share owners to be held at the principal offices of the Company located at 1600 Royal Street, Jasper, Indiana, at 9:30 A.M., Eastern Standard Time, on Tuesday, October 20, 1998, and at any adjournments thereof, with respect to the following matters:

                     (Please date and sign on reverse side)

________________________________________________________________________________

This Proxy when properly executed will be voted in the manner directed by the undersigned share owner.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. PLEASE MARK BOX [ ] OR [X]


1.  ELECTION OF DIRECTOR
     [ ] FOR the nominee listed    DR. JACK R. WENTWORTH


     [ ]  WITHHOLD AUTHORITY
         to vote for the nominee listed


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                  THE UNDERSIGNED HEREBY REVOKES ANY PROXY
                                  HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF
                                  THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.

                                  Date: __________________________, 1998

                                  _______________________________________
                                              (Signature)

                                  _______________________________________
                                              (Signature)

                                  (If the stock is registered in the name of more than one person, the Proxy should be signed by all named owners. If signing as attorney, executor, administrator, trustee, guardian, corporate official, etc., please give full title as such.)